CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of White Mountain Titanium Corporation of our report dated March 11, 2013, with respect to the consolidated financial statements of White Mountain Titanium Corporation included in the annual report on Form 10-K of White Mountain Titanium Corporation for the year ended December 31, 2012.

/s/ Smythe Ratcliffe LLP

Chartered Accountants

Vancouver, Canada
February 14, 2014